CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Form SB-2 we hereby consent to the inclusion herein of our report dated September 28, 2007 on the financial statements of Theron Resource Group for the year ended May 31, 2007 and for the period April 11, 2006 (date of inception) through May 31, 2007.

/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri

October 4, 2007